SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2012

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Waste Management, Inc. (the “Company”) is filing this Current Report on Form 8-K to disclose the effect of adopting a new accounting pronouncement, FASB Accounting Standards Update (ASU) No. 2011-5, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, as amended by ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, on the Company’s historical financial information contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The following table presents selected components of the unaudited Consolidated Statements of Comprehensive Income for the fiscal years ended December 31, 2011, December 31, 2010 and December 31, 2009 and should be read in conjunction with the information in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (in millions):

	Years Ended December 31,
	2011	2010	2009
Consolidated net income	$1,009	$1,002	$1,060

Other comprehensive income (loss), net of taxes:
Unrealized gains (losses) on derivative instruments:
Unrealized losses, resulting from changes in fair value, net of tax benefit of $(20), $(28) and $(13), respectively	(30)	(43)	(21)
Reclassification adjustment for losses included in net income, net of tax benefit of $1, $12 and $21, respectively	1	18	32

	(29)	(25)	11
Unrealized gains (losses) on available-for-sale securities, net of tax expense (benefit) of $(2), $2 and $2, respectively	(3)	3	10
Foreign currency translation adjustments	(18)	49	99
Change in funded status of post-retirement benefit obligations, net of tax expense (benefit) of $(5), $(3) and $4, respectively	(8)	(5)	6

Other comprehensive income (loss), net of taxes	(58)	22	126

Comprehensive income	951	1,024	1,186
Less: Comprehensive income attributable to noncontrolling interests	48	49	72

Comprehensive income attributable to Waste Management, Inc.	$903	$975	$1,114

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: August 28, 2012	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

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